UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 12, 2026

AtlasClear Holdings, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-41956	92-2303797
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2203 Lois Ave., Ste. 814 Tampa, FL	33607
(Address of principal executive offices)	(Zip Code)

(727) 446-6660

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	ATCH	NYSE American LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events.

Supplement to Definitive Proxy Statement

On April 30, 2026, AtlasClear Holdings, Inc. (the “Company”) filed a definitive proxy statement (the “Proxy Statement”) for the solicitation of proxies in connection with an annual meeting of the Company’s stockholders to be held on May 27, 2026 (the “Annual Meeting”). The Company has determined to amend and supplement certain information contained in the Proxy Statement as described in this Current Report on Form 8-K (the “Proxy Supplement”). In particular, this Proxy Supplement corrects the disclosure regarding what constitutes a quorum to conduct business at the annual meeting and clarifies that only 590,046 shares of the Company’s common stock were reserved for issuance under the Company’s 2024 Equity Incentive Plan, after giving effect to the 1-for-60 reverse stock split effected by the Company on December 31, 2024. Defined terms used but not defined herein have the meanings set forth in the Proxy Statement and all page references are to pages in the Proxy Statement.

The amendments and supplements to the existing disclosure in the Proxy Statement are set forth below. Other than these amendments and supplements, the Proxy Statement remains unchanged, and this Proxy Supplement does not otherwise amend, supplement, or affect the Proxy Statement. From and after the date of this Proxy Supplement, any references to the “Proxy Statement” are to the Proxy Statement as amended and supplemented by this Proxy Supplement. This Proxy Supplement should be read in conjunction with the Proxy Statement and the other proxy materials previously made available to stockholders in connection with the Annual Meeting. If you have already voted your shares, you do not need to vote again unless you would like to change or revoke your prior vote on any proposal.

This Proxy Supplement amends and supplements the disclosures in the Proxy Statement as follows:

Certain disclosure on page 2 of the Proxy Statement is hereby amended and restated to read as follows:

What constitutes a quorum?

To conduct business at the annual meeting, at least 33.3% of the voting power of the issued and outstanding shares of the Company entitled to vote at the meeting must be present in person or represented by proxy. This is known as a “quorum.” Abstentions and broker non-votes (described below) will count toward establishing a quorum.

Certain disclosure on page 13 of the Proxy Statement is hereby amended and restated to read as follows:

PROPOSAL 2

APPROVAL AND ADOPTION OF AN AMENDMENT TO THE ATLASCLEAR HOLDINGS, INC. 2024 EQUITY INCENTIVE PLAN

Background and Purpose

The AtlasClear Holdings, Inc. 2024 Equity Incentive Plan (the “Plan”), was originally adopted by the Board and approved by our stockholders in February 2024 in connection with the Business Combination (as defined below). We are asking our stockholders to approve an amendment to the Plan (the “Amended Plan”) to increase the number of shares of our Common Stock reserved for issuance thereunder by 15,000,000 shares.

The purpose of the Amended Plan is to provide a means for us to enhance our ability to attract, retain and incentivize employees, independent contractors and directors and promote the success of our business. Our Board believes that equity compensation is a vital element of our compensation program and that the ability to grant stock awards at competitive levels is in the best interest of us and our stockholders. The Board believes the Amended Plan is critical in enabling us to grant stock awards as an incentive and retention tool as we continue to compete for talent.

If the Amended Plan is not approved by stockholders, the Plan will remain in effect with its current share pool. As of the record date, 590,046 shares of our Common Stock were authorized and available for issuance under the Plan. On February 9, 2024 (the “Closing Date”), the Company consummated the previously announced transactions pursuant to that certain Business Combination Agreement, dated November 16, 2022 (as amended, the “Business Combination Agreement”), by and among the Company, Quantum, Calculator Merger Sub 1, Inc., a Delaware corporation and a wholly-owned subsidiary of the registrant (“Merger Sub 1”), Calculator Merger Sub 2, Inc., a Delaware corporation and a wholly-owned subsidiary of the registrant (“Merger Sub 2”), AtlasClear, Inc., a Wyoming corporation (“AtlasClear”), Atlas FinTech Holdings Corp., a Delaware corporation (“Atlas FinTech”) and Robert McBey. The transactions consummated as a result of the Business Combination Agreement are referred to herein as the “Business Combination.” After giving effect to the 1-for-60 reverse stock split effected by the Company on December 31, 2024, 196,682 shares of Common Stock were initially issuable under the Plan, and based on the terms of the “evergreen” provisions of the Plan, a maximum of an additional 196,682 shares may be added on the first day of each fiscal year. As a result, 590,046 shares of Common Stock are currently authorized and available for issuance under the Plan. Since its adoption upon the closing of our Business Combination, no shares have been issued under the Plan. In order to provide the appropriate equity incentives to employees and other service providers in the future, our Board approved, subject to stockholder approval, an increase of 15,000,000 shares of our Common Stock reserved for issuance under the Amended Plan from 590,046 to 15,590,046. The Board and our compensation committee believe that approval of the Amended Plan will enable us to continue to use the Plan to achieve employee performance, recruiting, retention and incentive goals. In particular, the Board and our compensation committee believe that our employees are our most valuable assets and that awards granted under the Amended Plan will be vital to our ability to attract and retain outstanding and highly skilled individuals in the extremely competitive labor markets in which we compete. Such awards also are crucial to our ability to motivate employees to achieve our goals.

Our Board recommends that stockholders approve these changes and if the stockholders do not approve them, the Amended Plan will not go into effect and our Board will consider whether to adopt some alternative arrangement based on its assessment of our needs.

Stockholder approval of the Amended Plan is required (i) for purposes of complying with the stockholder approval requirements for listing our shares on the NYSE American, (ii) to comply with the incentive stock options rules under Section 422 of the Code, as described below, and (iii) for the Amended Plan to be eligible under the “plan lender” exemption from the margin requirements of Regulation U promulgated under the Exchange Act.

Certain disclosure on page 14 of the Proxy Statement is hereby amended and restated to read as follows:

Number of Shares

Currently, the total number of shares of our Common Stock that may be subject to the granting of awards (each, an “Award”) under the Plan is equal to 590,046 shares. If the amendment is approved, the total number of shares of our Common Stock that may be subject to the granting of Awards under the Amended Plan will be equal to 15,590,046 shares. The shares may be authorized, but unissued, or reacquired shares of Common Stock. Furthermore, subject to adjustments as set forth in the Amended Plan, in no event shall the maximum aggregate number of shares that may be issued under the Amended Plan pursuant to incentive stock options exceed the number set forth above plus, to the extent allowable under Section 422 of the Code and the regulations promulgated thereunder, any shares that become available for issuance pursuant to the Amended Plan pursuant to the provisions below.

Certain disclosure on page 20 of the Proxy Statement is hereby amended and restated to read as follows:

Votes Required

The approval of this Proposal 2 requires the affirmative vote of the holders of a majority of the votes cast by the stockholders present in person or by proxy at the Special Meeting and entitled to vote thereon.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” PROPOSAL 2 TO AMEND OUR 2024 EQUITY INCENTIVE PLAN TO EFFECT AN INCREASE OF 15,000,000 SHARES OF OUR COMMON STOCK RESERVED FOR ISSUANCE UNDER THE PLAN FROM 590,046 TO 15,590,046.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ATLASCLEAR HOLDINGS, INC.

Date: May 12, 2026		/s/ John Schaible
	Name:	John Schaible
	Title:	Executive Chairman